As filed with the Securities and Exchange Commission on December 27, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fulton Financial Corporation Fulton Capital Trust I Fulton Capital Trust II Fulton Capital Trust III Fulton Capital Trust IV (Exact name of registrant as specified in its charter)	Pennsylvania Delaware Delaware Delaware Delaware (State or other jurisdiction of incorporation or organization)	23-2195389 65-6449538 56-6660404 56-6660405 56-6660407 (I.R.S. Employer Identification No.)

One Penn Square P.O. Box 4887 Lancaster, PA 17604 (717) 291-2411 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	George R. Barr, Jr., Esq. One Penn Square P.O. Box 4887 Lancaster, PA 17604 (717) 291-2411 (Name, address and telephone number, including area code, of agent for service)
Copy to:

Robert C. Azarow, Esq. Susana K. Gonzalez, Esq. Thacher Proffitt & Wood llp Two World Financial Center New York, NY 10281 (212) 912-7400	Paul G. Mattaini, Esq. Barley Snyder LLC 126 East King Street Lancaster, PA 17602 (717) 299-5201
     Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered*	Price per Security*	Offering Price*	Fee*

Common Stock of Fulton Financial Corporation				$0

Preferred Stock of Fulton Financial Corporation				$0

Junior Subordinated Debt Securities of Fulton Financial Corporation to be issued to Fulton Capital Trust I, Fulton Capital Trust II, Fulton Capital Trust III and Fulton Capital Trust IV				$0

Capital Securities of Fulton Capital Trust I, Fulton Capital Trust II, Fulton Capital Trust III and Fulton Capital Trust IV				$0

Guarantees of Fulton Financial Corporation with respect to the Capital Securities of Fulton Capital Trust I, Fulton Capital Trust II, Fulton Capital Trust III and Fulton Capital Trust IV				$0

*	An unspecified aggregate amount of securities of each identified class of securities is being registered, and, in accordance with Rules 456(b) and 457(r), each Registrant, as applicable, will pay the registration fee on a pay-as-you-go basis.

PROSPECTUS
Fulton Financial Corporation
Common Stock
Preferred Stock
Junior Subordinated Debt Securities
Guarantees
Fulton Capital Trust I
Fulton Capital Trust II
Fulton Capital Trust III
Fulton Capital Trust IV
Capital Securities
       We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement and a pricing supplement, if any.
      We may sell the securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be stated in the prospectus supplements and other offering material. We may also sell securities directly to investors.
      Our common stock trades on the Nasdaq Stock Market, Inc. under the trading symbol “FULT”. Any common stock that we sell pursuant to any supplement to this prospectus will be listed for quotation on the Nasdaq Stock Market upon official notice of issuance.
      These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities involve investment risks, including possible loss of principal.
      This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
      Neither the Securities and Exchange Commission, referred to as the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 27, 2005.

Page
Item	Number

Where You Can Find More Information	1
Incorporation of Certain Documents by Reference	2
Experts	3
Form of Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust I
Form of Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust II
Form of Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust III
Form of Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust IV
Form of Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust I
Form of Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust II
Form of Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust III
Form of Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust IV
Form of Amended and Restated Declaration of Trust of Fulton Capital Trust I
Form of Amended and Restated Declaration of Trust of Fulton Capital Trust II
Form of Amended and Restated Declaration of Trust of Fulton Capital Trust III
Form of Amended and Restated Declaration of Trust of Fulton Capital Trust IV
Form of Opinion of Thacher Proffitt & Wood LLP regarding legality of the Junior Subordinated Debt Securities, Capital Securities and Guarantees
Form of Opinion of Barley Snyder LLC regarding legality of the Common Stock and Preferred Stock of Fulton Financial
Consent of KPMG LLP
Statement of Eligibility of Wilmington Trust Company, as trustee, under the Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust I
Statement of Eligibility of Wilmington Trust Company, as trustee, under the Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust II
Statement of Eligibility of Wilmington Trust Company, as trustee, under the Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust III
Statement of Eligibility of Wilmington Trust Company, as trustee, under the Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust IV
Statement of Eligibility of Wilmington Trust Company, as trustee, under the Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust I
Statement of Eligibility of Wilmington Trust Company, as trustee, under the Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust II
Statement of Eligibility of Wilmington Trust Company, as trustee, under the Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust III
Statement of Eligibility of Wilmington Trust Company, as trustee, under the Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust IV
Statement of Eligibility of Wilmington Trust Company, as trustee, under the Amended and Restated Declaration of Trust of Fulton Capital Trust I
Statement of Eligibility of Wilmington Trust Company, as trustee, under the Amended and Restated Declaration of Trust of Fulton Capital Trust II
Statement of Eligibility of Wilmington Trust Company, as trustee, under the Amended and Restated Declaration of Trust of Fulton Capital Trust III
Statement of Eligibility of Wilmington Trust Company, as trustee, under the Amended and Restated Declaration of Trust of Fulton Capital Trust IV

i

WHERE YOU CAN FIND MORE INFORMATION
      Fulton Financial Corporation, referred to as Fulton Financial, files reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. You may read and copy this information at prescribed rates at the following location of the SEC:
Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
      You can also obtain additional information about the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is www.sec.gov.
      The common stock of Fulton Financial is traded on The Nasdaq National Market and quoted under the symbol FULT. You can also inspect information about Fulton Financial by visiting The Nasdaq National Market web site (www.nasdaq.com). Our web site is www.fult.com. Information contained in our web site does not constitute part of this prospectus.
      We have not included separate financial statements of any of the co-registrant statutory trusts in this prospectus and we will not prepare separate financial statements of any of these trusts in the future. We do not consider that such financial statements would be material to holders of the capital securities of a particular trust because Fulton Financial will fully, irrevocably and unconditionally guarantee, on a subordinated basis, payments on those capital securities to the extent described in this prospectus and the applicable prospectus supplement and each of the trusts is a newly-formed special purpose entity, has no operating history or independent operations, is not engaged in and does not propose to engage in any activity other than holding as its assets our debt securities, issuing, in the future, its capital securities to investors and common securities to Fulton Financial and engaging in incidental activities. Fulton Financial does not expect that any of these trusts will file reports, proxy statements and other information under the Exchange Act with the SEC.

1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      We are incorporating information into this prospectus by reference, which means that we are disclosing important information to you by referring you to documents filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except as discussed below.
      The following documents that we have filed with the SEC are incorporated into this prospectus by reference (other than information that pursuant to SEC rules is deemed not to be filed):

•	Annual Report on Form 10-K, filed March 16, 2005, for the year ended December 31, 2004;

•	Quarterly Report on Form 10-Q, filed May 10, 2005, for the quarter ended March 31, 2005;

•	Quarterly Report on Form 10-Q, filed August 9, 2005, for the quarter ended June 30, 2005;

•	Quarterly Report on Form 10-Q, filed November 9, 2005, for the quarter ended September 30, 2005;

•	Current Reports on Form 8-K filed: January 3, 2005, January 12, 2005, January 18, 2005, March 2, 2005, March 16, 2005, March 22, 2005, March 24, 2005, March 31, 2005, April 13, 2005 (two reports filed), May 5, 2005, June 9, 2005, June 15, 2005, June 24, 2005, June 27, 2005, July 1, 2005, July 5, 2005, July 19, 2005, July 26, 2005, July 27, 2005, July 29, 2005, August 9, 2005, October 18, 2005, October 26, 2005, October 31, 2005, November 2, 2005, December 5, 2005 and December 16, 2005; and

•	Amendments to Current Reports on Form 8-K/ A filed: January 18, 2005, July 27, 2005, July 29, 2005 and August 9, 2005.
      Fulton Financial adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” referred to as Statement 123R, in the third quarter of 2005. Statement 123R requires that the fair value of equity awards to employees be recognized as compensation expense over the period during which an employee is required to provide service in exchange for such award. As a result of its adoption of Statement 123R, the information contained in Fulton Financial’s (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, has been updated by the Current Report on Form 8-K that Fulton Financial filed on December 5, 2005.
      All future filings that we make with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements, are incorporated by reference into this prospectus and any supplements to this prospectus (other than information that pursuant to SEC rules is deemed not to be filed). Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that any statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes this statement. Any statement modified or superseded in this way will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any supplement to this prospectus. The information incorporated by reference contains information about us and our financial condition and performance and is an important part of this prospectus.
      You can obtain any of the documents incorporated by reference in this prospectus from us, or from the SEC, through the SEC’s Internet web site at the address specified above. Documents incorporated by reference in this prospectus are available without charge, excluding all exhibits unless we have specifically incorporated an exhibit into this document by reference. You may obtain documents incorporated by reference in this document by requesting them by writing or telephoning us at:
Fulton Financial Corporation
One Penn Square, P.O. Box 4887
Lancaster, PA 17604
Attention: Corporate Secretary
(717) 291-2411

2

      You should rely only on the information included or incorporated by reference in this prospectus. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those included or incorporated by reference in this prospectus. If anyone does give you any additional or different information, you should not rely on it. The information included or incorporated by reference in this prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.
EXPERTS
      The updated consolidated financial statements of Fulton Financial as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, contains an explanatory paragraph that states Fulton Financial acquired First Washington FinancialCorp. on December 31, 2004, and management excluded from its assessment of the effectiveness of Fulton Financial’s internal control over financial reporting as of December 31, 2004, First Washington FinancialCorp.’s internal control over financial reporting associated with total assets of approximately $585 million and total revenues of $0 included in the consolidated financial statements of Fulton Financial as of and for the year ended December 31, 2004. The audit of internal control over financial reporting of Fulton Financial also excluded an evaluation of the internal control over financial reporting for First Washington FinancialCorp.
      Fulton Financial adopted Statement 123R in the third quarter of 2005. Statement 123R requires that the fair value of equity awards to employees be recognized as compensation expense over the period during which an employee is required to provide service in exchange for such award. As a result of its adoption of Statement 123R, the information contained in Fulton Financial’s (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, has been updated by the Current Report on Form 8-K that Fulton Financial filed on December 5, 2005.

3

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
      The estimated expenses in connection with this Registration Statement, other than underwriting discounts and commissions, are as follows:

SEC Registration fee	$(1)
Trustee fees	10,000
Printing expenses	25,000
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Rating agency fees	116,000	(2)
Miscellaneous	10,000

TOTAL	$221,000	(3)

(1)	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r).

(2)	With respect to the Capital Securities of Fulton Capital Trust I.

(3)	Additional information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15.	Indemnification of Directors and Officers.
      Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.
      The bylaws of Fulton Financial Corporation provide for (1) indemnification of directors, officers, employees and agents of Fulton Financial Corporation and its subsidiaries and (2) the elimination of a director’s liability for monetary damages, to the fullest extent permitted by Pennsylvania law.
      Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Fulton Financial Corporation.

Item 16.	Exhibits.
      The exhibits filed (unless otherwise noted) as a part of this Registration Statement are as follows:

Exhibit	Description

1	Underwriting Agreement(1)

4.1	Form of Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust I(2)

4.2	Form of Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust II(2)

4.3	Form of Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust III(2)

4.4	Form of Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust IV(2)

4.5	Form of Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust I(2)

4.6	Form of Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust II(2)

4.7	Form of Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust III(2)

4.8	Form of Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust IV(2)

4.9	Form of Amended and Restated Declaration of Trust of Fulton Capital Trust I(2)

4.10	Form of Amended and Restated Declaration of Trust of Fulton Capital Trust II(2)

4.11	Form of Amended and Restated Declaration of Trust of Fulton Capital Trust III(2)

4.12	Form of Amended and Restated Declaration of Trust of Fulton Capital Trust IV(2)

5.1	Form of Opinion of Thacher Proffitt & Wood llp re: legality of the Junior Subordinated Debt Securities, Capital Securities and Guarantees relating to Fulton Capital Trust I, Fulton Capital Trust II, Fulton Capital Trust III and Fulton Capital Trust IV(2)(3)

5.2	Form of Opinion of Barley Snyder LLC re: legality of the Common Stock and Preferred Stock of Fulton Financial(2)(3)

8	Opinion re: Tax Matters(1)

12	Statements re: Computation of Ratios(1)

23.1	Consent of KPMG LLP(2)

23.2	Consent of Thacher Proffitt & Wood llp (See Exhibit 5.1 to this Registration Statement)

23.3	Consent of Barley Snyder LLC (See Exhibit 5.2 to this Registration Statement)

25.1	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust I(2)

25.2	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust II(2)

25.3	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust III(2)

25.4	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Indenture for the Junior Subordinated Debt Securities to be issued to Fulton Capital Trust IV(2)

25.5	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust I(2)

25.6	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust II(2)

25.7	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust III(2)

25.8	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Guarantee Agreement with respect to the Capital Securities of Fulton Capital Trust IV(2)

25.9	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Amended and Restated Declaration of Trust of Fulton Capital Trust I(2)

Exhibit	Description

25.10	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Amended and Restated Declaration of Trust of Fulton Capital Trust II(2)

25.11	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Amended and Restated Declaration of Trust of Fulton Capital Trust III(2)

25.12	Statement of Eligibility of Wilmington Trust Company, as trustee, under the Amended and Restated Declaration of Trust of Fulton Capital Trust IV(2)

(1)	To be filed subsequently on Form 8-K or by a post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

(2)	Filed herewith.

(3)	Executed version to be filed subsequently on Form 8-K or by a post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

Item 17.	Undertakings.
      Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 C.F.R. § 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 (17 C.F.R. § 239.13) or Form F-3 (17 C.F.R. § 239.33) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (17 C.F.R. § 230.424(b)) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrants are relying on Rule 430B (17 C.F.R. § 230.430B):

(A) Each prospectus filed by any of the registrants pursuant to Rule 424(b)(3) (17 C.F.R. § 230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. § 230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (17 C.F.R. § 230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuers and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrants are subject to Rule 430C (17 C.F.R. § 230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (17 C.F.R. § 230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of the applicable registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the applicable undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of any of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 (17 C.F.R. § 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of any of the undersigned registrants or used or referred to by any of the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about any of the undersigned registrants or their securities provided by or on behalf of any of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by any of the undersigned registrants to the purchaser.

(6) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Each of the undersigned registrants hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on December 27, 2005.

Fulton Financial Corporation

/s/ R. Scott Smith, Jr.

R. Scott Smith, Jr.
President, Chief Operating Officer and Director
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of George R. Barr, Jr. and Charles J. Nugent, as their true and lawful attorney-in-fact in any and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-3 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, this Registration Statement, has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Rufus A. Fulton, Jr. Rufus A. Fulton, Jr.	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)	December 27, 2005

/s/ Charles J. Nugent Charles J. Nugent	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 27, 2005

/s/ R. Scott Smith, Jr. R. Scott Smith, Jr.	President, Chief Operating Officer and Director	December 27, 2005

/s/ Beth Ann L. Chivinski Beth Ann L. Chivinski	Executive Vice President and Controller (Principal Accounting Officer)	December 27, 2005

/s/ Jeffrey G. Albertson Jeffrey G. Albertson	Director	December 27, 2005

Name	Title	Date

/s/ Donald M. Bowman, Jr. Donald M. Bowman, Jr.	Director	December 27, 2005

/s/ Craig A. Dally Craig A. Dally	Director	December 27, 2005

/s/ Clark S. Frame Clark S. Frame	Director	December 27, 2005

/s/ Patrick J. Freer Patrick J. Freer	Director	December 27, 2005

/s/ Eugene H. Gardner Eugene H. Gardner	Director	December 27, 2005

/s/ George W. Hodges George W. Hodges	Director	December 27, 2005

/s/ Carolyn R. Holleran Carolyn R. Holleran	Director	December 27, 2005

/s/ Clyde W. Horst Clyde W. Horst	Director	December 27, 2005

/s/ Donald W. Lesher, Jr. Donald W. Lesher, Jr.	Director	December 27, 2005

/s/ Joseph J. Mowad, M.D. Joseph J. Mowad, M.D.	Director	December 27, 2005

/s/ Abraham S. Opatut Abraham S. Opatut	Director	December 27, 2005

/s/ Mary Ann Russell Mary Ann Russell	Director	December 27, 2005

/s/ Gary A. Stewart Gary A. Stewart	Director	December 27, 2005

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on December 27, 2005.

Fulton Capital Trust I

By: Fulton Financial Corporation, as Sponsor

/s/ Charles J. Nugent

Charles J. Nugent
Senior Executive Vice President and
Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on December 27, 2005.

Fulton Capital Trust II

By: Fulton Financial Corporation, as Sponsor

/s/ Charles J. Nugent

Charles J. Nugent
Senior Executive Vice President and
Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on December 27, 2005.

Fulton Capital Trust III

By: Fulton Financial Corporation, as Sponsor

/s/ Charles J. Nugent

Charles J. Nugent
Senior Executive Vice President and
Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on December 27, 2005.

Fulton Capital Trust IV

By: Fulton Financial Corporation, as Sponsor

/s/ Charles J. Nugent

Charles J. Nugent
Senior Executive Vice President and
Chief Financial Officer